Adamas Trust, Inc. Reports Third Quarter 2026 Results,
Maintains Focus on Disciplined Portfolio Management

NEW YORK, October 28, 2026 (GLOBE NEWSWIRE) - Adamas Trust, Inc. (Nasdaq: ADAM) (“Adamas,” the “Company,” “we,” “our” or “us”) today reported results for the three and nine months ended September 30, 2026.

Financial Highlights for Third Quarter 2026:

•GAAP basic loss per share of $1.89;
•Earnings available for distribution (or "EAD") (1) per common share of $0.30, up 25% year-over-year, reflecting continued portfolio expansion;
•Quarterly economic return (2) of (19.00)%; Quarterly economic return on adjusted book value (1)(2) of (16.92)%;
•Book value per share of $7.93, down 21.9% quarter-over-quarter;
•Adjusted book value (1) per share of $8.88, down 19.6% quarter-over-quarter;
•Total net interest income of $48.8 million, down 2.8% quarter-over-quarter; Total adjusted net interest income (1) of $51.5 million, up 2.4% quarter-over-quarter;
•Declared third quarter common stock dividend of $0.30 per share, representing a 15.4% annualized yield (3);
•Cumulative stockholder return (4) of (14.2)% for the quarter and 26.6% over the last twelve months; and
•Company Economic Recourse Leverage Ratio (1) of 4.8x; Portfolio Economic Recourse Leverage Ratio (1) of 4.4x.

Management Update To Our Stockholders

Jason Serrano, Chief Executive Officer, commented: “The third quarter presented a challenging market environment, with the rise in interest rates and volatility resulting in a decline in adjusted book value primarily driven by lower valuations for our Agency mortgage securities. As market volatility intensified in the quarter, we proactively managed spread and convexity risks in our Agency securities portfolio through short TBA positions, lowering net Agency exposure. Since quarter-end, we have significantly reduced these TBA short positions reflecting our view of receding Agency spread tail risks.

Our underlying business fundamentals remain strong, supported by solid credit performance, substantial liquidity, and earnings available for distribution that fully covered our recently increased dividend. Importantly, the repricing of mortgage assets has created some of the most attractive investment opportunities we have seen in several quarters. We entered the fourth quarter with financial flexibility and continued focus on disciplined portfolio management to provide long-term shareholder value.”
(1) Represents a non-GAAP financial measure. A reconciliation of the Company's non-GAAP financial measures to their most directly comparable GAAP measure is included below in "Non-GAAP Financial Measures."
(2) Economic return on book value and economic return on adjusted book value are based on the periodic change in GAAP book value and adjusted book value, respectively, per common share plus dividends declared per common share, if any, during the period.
(3) Annualized yield is calculated using the current quarter dividend declared on common stock (annualized) and the closing share price of the Company's common stock on September 30, 2026.
(4) Cumulative stockholder return includes common stock price appreciation and common stock dividend reinvestment. Dividends assumed to be reinvested at the closing price on the ex-dividend date.

Business Highlights:

Investing & Origination Activity

•Acquired $1.6 billion of new single-family residential investments during the quarter, including $1.2 billion of Agency investments and $390.1 million of business purpose loans (5)
•BPL-Rental portfolio grew to $2.6 billion in UPB, supported by strong credit fundamentals, including average FICO of 751, average LTV of 70% and average DSCR of 1.35x
•Constructive originated $405.8 million of business purpose loans in the quarter, surpassing $7.4 billion in cumulative originations since inception in 2017 (6)

Financing & Capital

•Issued $340.6 million BPL-Rental securitization with a 5.73% effective cost (7) and net financing spread of 136 bps (8)
•Issued $115.0 million re-securitization of non-Agency RMBS with a 6.88% effective cost (7) and net financing spread of 250 bps (8)
•Issued $90.0 million of 9.600% Senior Notes due 2031 resulting in net proceeds of approximately $86.6 million
•Redeemed a non-Agency RMBS re-securitization with an outstanding principal balance at the time of redemption of approximately $57.6 million
•Increased warehouse capacity to $3.8 billion, up $150.0 million in the quarter

Stockholder Value

•Raised common stock dividend to $0.30, an increase of 11.1% quarter-over-quarter
•$1.6 billion in cumulative common stock dividends declared since June 2004
•Raised net proceeds of $4.3 million under the common stock at-the-market program at an average price of $10.18 per share, accretive to book value per share

Subsequent Events

•Issued $313.1 million BPL-Rental securitization with a 6.40% effective cost (7) and net financing spread of 159 bps (8)
•TBA short positions that were added in the latter half of third quarter to mitigate rate and spread exposure during September's volatility were reduced by 76%, with the remaining position expected to be managed based upon market conditions

(5) Acquired business purpose loans include $169.9 million of loans originated by Constructive and transferred at fair value to the Company's investment portfolio.
(6) Origination amounts represent total loan commitments.
(7) Effective cost represents the weighted average yield at issuance of all tranches sold in the securitization, weighted by the issuance proceeds of each tranche, and reflecting the modeling assumptions set forth in the related offering documents.
(8) Net financing spread represents the weighted average spread across all issued tranches, where each tranche’s spread is measured over the U.S. Treasury curve at the point interpolated from its weighted average life.

Capital Allocation

The following table sets forth our allocated capital at September 30, 2026 (dollar amounts in thousands):

	Investment Portfolio (1)	Constructive	Corporate/Other	Total
Investment securities available for sale	$7,343,161	$—	$—	$7,343,161
TBAs, net (2)	(1,843,625)	—	—	(1,843,625)
Residential loans	4,731,705	57,234	—	4,788,939
Consolidated SLST CDOs	(915,698)	—	—	(915,698)
Residential loans held for sale	—	150,969	—	150,969
Multi-family loans	36,868	—	—	36,868
Equity investments	17,926	—	—	17,926
Equity investments in consolidated multi-family properties (3)	107,003	—	—	107,003
Single-family rental properties	101,347	—	—	101,347
Mortgage servicing rights	18,970	—	—	18,970
Total investments	9,597,657	208,203	—	9,805,860
Liabilities:
Repurchase agreements and warehouse facilities	(7,272,601)	(187,518)	—	(7,460,119)
Net TBA cost basis (2)	1,839,293	—	—	1,839,293
Collateralized debt obligations
Residential loan securitization CDOs	(2,767,534)	—	—	(2,767,534)
Non-Agency RMBS re-securitization	(108,719)	—	—	(108,719)
Senior unsecured notes	—	—	(434,607)	(434,607)
Subordinated debentures	—	—	(45,000)	(45,000)
Cash, cash equivalents and restricted cash (4)	109,915	17,138	260,163	387,216
Goodwill	—	22,396	—	22,396
Cumulative adjustment of redeemable non-controlling interest to estimated redemption value	(32,448)	—	—	(32,448)
Other	145,134	10,706	(86,027)	69,813
Net Company capital allocated	$1,510,697	$70,925	$(305,471)	$1,276,151

Company Economic Recourse Leverage Ratio (5)				4.8	x
Portfolio Economic Recourse Leverage Ratio (5)				4.4	x

(1)The Company, through its ownership of certain securities, has determined it is the primary beneficiary of Consolidated SLST and has consolidated the assets and liabilities of Consolidated SLST in the Company’s condensed consolidated financial statements. Consolidated SLST is primarily presented on our condensed consolidated balance sheets as residential loans, at fair value and collateralized debt obligations, at fair value. Our investment in Consolidated SLST as of September 30, 2026 was limited to the RMBS comprised of first loss subordinated securities and certain IOs issued by the respective securitizations with an aggregate net carrying value of $122.1 million.
(2)Relates to the Company’s net TBA short position. The implied net fair value of the Agency RMBS underlying the TBA contracts is included in total investments as TBAs, net, and the cost basis of the outstanding net TBA positions is included in liabilities as Net TBA cost basis. The difference between these two amounts, a net liability of $4.3 million, represents the net carrying value of the TBA contracts. TBAs are accounted for as derivative instruments and are reported on the Company’s condensed consolidated balance sheets as $9.7 million in other assets and $14.0 million in other liabilities.
(3)Represents the Company's equity investments in consolidated multi-family properties. See "Reconciliation of Financial Information" section below for a reconciliation of equity investments in consolidated multi-family properties to the Company's condensed consolidated financial statements.
(4)Excludes cash in the amount of $3.7 million held in the Company's equity investments in consolidated multi-family properties. Restricted cash of $128.6 million is included in the Company’s accompanying condensed consolidated balance sheets in other assets.

(5)Represents a non-GAAP financial measure. See "Reconciliation of Financial Information" section below for a reconciliation of Company Economic Recourse Leverage Ratio and Portfolio Economic Recourse Leverage Ratio to the Company's condensed consolidated financial statements.

Net Interest Spread

The following table sets forth certain information about our interest earning assets by category and their related adjusted interest income, adjusted interest expense, adjusted net interest income (loss), yield on average interest earning assets, average financing cost and net interest spread for the three months ended September 30, 2026 (dollar amounts in thousands):

Three Months Ended September 30, 2026

	Agency	Single-Family Credit	Multi-Family Credit	Corporate/Other	Total
Adjusted Interest Income (1) (2)	$107,155	$69,115	$1,175	$5,382	$182,827
Adjusted Interest Expense (1)	(67,850)	(47,811)	—	(15,673)	(131,334)
Adjusted Net Interest Income (Loss) (1)	$39,305	$21,304	$1,175	$(10,291)	$51,493

Average Interest Earning Assets (3)	$7,657,893	$4,127,721	$40,783	$470,270	$12,296,667
Average Interest Bearing Liabilities (4)	$6,868,897	$3,682,207	$—	$900,005	$11,451,109

Yield on Average Interest Earning Assets (1) (5)	5.60%	6.70%	11.52%	4.58%	5.95%
Average Financing Cost (1) (6)	(3.92)%	(5.15)%	—	(6.91)%	(4.55)%
Net Interest Spread (1) (7)	1.68%	1.55%	11.52%	(2.33)%	1.40%

(1)Represents a non-GAAP financial measure. A reconciliation of the Company's non-GAAP financial measures to their most directly comparable GAAP measure is included below in "Reconciliation of Financial Information."
(2)Includes interest income earned on cash accounts held by the Company.
(3)Average Interest Earning Assets for the period include residential loans, residential loans held for sale, multi-family loans, investment securities and cost basis of outstanding TBA dollar roll transactions, to the extent applicable, and exclude all Consolidated SLST assets other than those securities owned by the Company. Average Interest Earning Assets is calculated based on the daily average amortized cost for the period.
(4)Average Interest Bearing Liabilities for the period include repurchase agreements and warehouse facilities, residential loan securitization and non-Agency RMBS re-securitization CDOs, senior unsecured notes, subordinated debentures and cost basis of outstanding TBA dollar roll transactions, to the extent applicable, and exclude Consolidated SLST CDOs and mortgages payable on real estate as the Company does not directly incur interest expense on these liabilities that are consolidated for GAAP purposes. Average Interest Bearing Liabilities is calculated based on the daily average outstanding balance for the period.
(5)Yield on Average Interest Earning Assets is calculated by dividing our annualized adjusted interest income relating to our portfolio of interest earning assets by our Average Interest Earning Assets for the period.
(6)Average Financing Cost is calculated by dividing our annualized adjusted interest expense by our Average Interest Bearing Liabilities.
(7)Net Interest Spread is the difference between our Yield on Average Interest Earning Assets and our Average Financing Cost.

Segment Information

The following table presents summarized financial information by our two reportable segments, investment portfolio and Constructive, for the three and nine months ended September 30, 2026, respectively, which, with the inclusion of unallocated amounts, in total reconciles to the same data for the Company on a consolidated basis (dollar amounts in thousands). Unallocated amounts primarily consist of general and administrative expenses not directly attributable to the investment portfolio or Constructive, interest expense on senior unsecured notes and subordinated debentures and financing transaction costs unrelated to securitizations.

	For the Three Months Ended September 30, 2026			For the Nine Months Ended September 30, 2026
	Investment Portfolio	Constructive (1)	Total Reportable Segments	Investment Portfolio	Constructive (1)	Total Reportable Segments
Total net interest income	$58,515	$469	$58,984	$174,556	$1,447	$176,003
Total net loss from real estate	(2,761)	—	(2,761)	(7,651)	—	(7,651)
Total other (loss) income	(183,467)	12,305	(171,162)	(133,357)	43,698	(89,659)
Total general, administrative and operating expenses	14,324	14,670	28,994	43,562	47,043	90,605
Loss from operations before income taxes	$(142,037)	$(1,896)	$(143,933)	$(10,014)	$(1,898)	$(11,912)
Total unallocated amounts			(18,219)			(10,450)
Consolidated loss from operations before income taxes			$(162,152)			$(22,362)

(1)Includes direct income (loss) from Constructive and certain allocated general and administrative expenses and other income (loss). The following table presents a reconciliation of direct (loss) income from Constructive for the periods presented to the reportable segment amounts:

	For the Three Months Ended September 30, 2026	For the Nine Months Ended September 30, 2026
Interest income	$2,655	$9,208
Interest expense	(2,186)	(7,761)
Mortgage banking activities, net	10,856	42,394
General and administrative expenses	(8,783)	(27,889)
Loan origination costs	(4,198)	(13,070)
Direct (loss) income from operations before income tax from Constructive	(1,656)	2,882
Allocated expenses and other income (loss)	(240)	(4,780)
Total Constructive segment loss from operations before income tax	$(1,896)	$(1,898)

Conference Call

On Thursday, October 29, 2026 at 9:00 a.m., Eastern Time, Adamas Trust's executive management is scheduled to host a conference call and audio webcast to discuss the Company’s financial results for the three and nine months ended September 30, 2026. To access the conference call, please pre-register at https://register-conf.media-server.com/register/BIcbd8cd745a234081bcebabe4e5aef50f. Registrants will receive confirmation with dial-in details. A live audio webcast of the conference call can be accessed, on a listen-only basis, at the Investor Relations section of the Company's website at www.adamasreit.com or at https://edge.media-server.com/mmc/p/ph4p7hka. Please allow extra time, prior to the call, to visit the site and download the necessary software to listen to the Internet broadcast. A webcast replay link of the conference call will be available on the Investor Relations section of the Company’s website approximately two hours after the call and will be available for 12 months.

In connection with the release of these financial results, the Company will also post a supplemental financial presentation that will accompany the conference call on its website at www.adamasreit.com under the "Investors — Events and Presentations" section. Third Quarter 2026 financial and operating data can be viewed in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2026. A copy of the Form 10-Q will be posted at the Company’s website as soon as reasonably practicable following its filing with the Securities and Exchange Commission.

About Adamas Trust

Adamas Trust, Inc. is an internally managed real estate investment trust (“REIT”) focused on strategically deploying capital across complementary businesses to generate durable earnings and long-term value for stockholders through disciplined portfolio management and an operating platform designed to capture opportunities across real estate and capital markets. For a list of defined terms used from time to time in this press release, see “Defined Terms” below.

Defined Terms

The following defines certain of the commonly used terms that may appear in this press release: “UPB” refers to unpaid principal balance; “LTV” refers to loan-to-value ratio; “DSCR” refers to debt service coverage ratio; “Constructive” refers to Constructive Loans, LLC, the Company's wholly-owned origination platform; “RMBS” refers to residential mortgage-backed securities backed by adjustable-rate, hybrid adjustable-rate, or fixed-rate residential loans; “Agency RMBS” refers to RMBS representing interests in or obligations backed by pools of residential loans guaranteed by a government sponsored enterprise (“GSE”), such as the Federal National Mortgage Association (“Fannie Mae”) or the Federal Home Loan Mortgage Corporation (“Freddie Mac”), or an agency of the U.S. government, such as the Government National Mortgage Association (“Ginnie Mae”); “TBAs” refers to to-be-announced securities that are forward contracts for the purchase or sale of Agency fixed-rate RMBS at a predetermined price, face amount, issuer, coupon, and stated maturity on an agreed-upon future date; “Agency investments” refer to Agency RMBS and TBAs; “TBA dollar roll transaction” refers to a transaction where two TBA contracts with the same terms but different settlement dates are simultaneously bought and sold; “TBA dollar roll income” refers to the difference in price between TBA contracts in TBA dollar roll transactions; “non-Agency RMBS” refers to RMBS that are not guaranteed by any agency of the U.S. Government or any GSE; “IOs” refers collectively to interest only and inverse interest only mortgage-backed securities that represent the right to the interest component of the cash flow from a pool of mortgage loans; “POs” refers to mortgage-backed securities that represent the right to the principal component of the cash flow from a pool of mortgage loans; “CDO” refers to collateralized debt obligation and includes debt that permanently finances the residential loans held in Consolidated SLST, the Company's residential loans held in securitization trusts and a non-Agency RMBS re-securitization that we consolidate or consolidated in our financial statements in accordance with GAAP; “Consolidated SLST” refers to Freddie Mac-sponsored residential loan securitizations, comprised of seasoned re-performing and non-performing residential loans, of which we own the first loss subordinated securities and certain IOs, that we consolidate in our financial statements in accordance with GAAP; “Consolidated VIEs” refers to variable interest entities ("VIE") where the Company is the primary beneficiary, as it has both the power to direct the activities that most significantly impact the economic performance of the VIE and a right to receive benefits or absorb losses of the entity that could be potentially significant to the VIE and that we consolidate in our financial statements in accordance with GAAP; “Consolidated Real Estate VIEs” refers to Consolidated VIEs that own multi-family properties; “business purpose loans” refers to (i) short-term loans that are collateralized by residential properties and are made to investors who intend to rehabilitate and sell the residential property for a profit (or “BPL-Bridge”) or (ii) loans that finance (or refinance) non-owner occupied residential properties that are rented to one or more tenants (or “BPL-Rental”); “Mezzanine Lending” refers to preferred equity investments in multi-family properties; “Cross-collateralized mezzanine lending investment” refers to a cross-collateralized preferred equity and joint venture equity investment in multi-family properties; “Multi-Family Credit” includes Mezzanine Lending; “Single-Family Credit” includes residential loans, residential loans held for sale, non-Agency RMBS and single-family rental properties; and “Corporate/Other” includes, or included, other investment securities and our equity investment in Constructive (prior to July 15, 2025).

Cautionary Statement Regarding Forward-Looking Statements

When used in this press release, in future filings with the Securities and Exchange Commission (the “SEC”) or in other written or oral communications, statements which are not historical in nature, including those containing words such as “will,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “could,” “would,” “should,” “may” or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, as such, may involve known and unknown risks, uncertainties and assumptions.

Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results and outcomes could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation: changes in the Company’s business and investment strategy; inflation and changes in interest rates and the fair market value of the Company’s assets, including negative changes resulting in margin calls relating to the financing of the Company’s assets; changes in credit spreads; changes in the long-term credit ratings of the U.S., Fannie Mae, Freddie Mac, and Ginnie Mae; general volatility of the markets in which the Company invests; changes in prepayment rates on the loans the Company owns or that underlie the Company’s investment securities; increased rates of default, delinquency or vacancy and/or decreased recovery rates on or at the Company’s assets; the Company’s ability to identify and acquire targeted assets, including assets in its investment pipeline; the Company's ability to dispose of assets from time to time on terms favorable to it; changes in relationships with the Company’s financing counterparties and the Company’s ability to borrow to finance its assets and the terms thereof; changes in the Company's relationships with and/or the performance of its operating partners; the Company’s ability to predict and control costs; changes in laws, regulations or policies affecting the Company’s business; the Company’s ability to make distributions to its stockholders in the future; the Company’s ability to maintain its qualification as a REIT for U.S. federal income tax purposes; the Company’s ability to maintain its exemption from registration under the Investment Company Act of 1940, as amended; impairments and declines in the value of the collateral underlying the Company's investments; the Company's ability to effectively integrate Constructive into the Company and the risks associated with the ongoing operation thereof; the Company's ability to manage or hedge credit risk, interest rate risk, and other financial and operational risks; the Company's exposure to liquidity risk, risks associated with the use of leverage, and market risks; and risks associated with investing in real estate assets and/or operating companies, including changes in business conditions and the general economy, the availability of investment opportunities and conditions in markets for residential loans, mortgage-backed securities, structured multi-family investments and other assets that the Company owns or in which the Company invests.

These and other risks, uncertainties and factors, including the risk factors and other information described in the Company’s reports filed with the SEC pursuant to the Exchange Act, could cause the Company’s actual results to differ materially from those projected in any forward-looking statements the Company makes. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect the Company. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For Further Information

CONTACT: AT THE COMPANY
Phone: 212-792-0107
Email: InvestorRelations@adamasreit.com

FINANCIAL TABLES FOLLOW

ADAMAS TRUST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands, except share data)

	September 30, 2026	December 31, 2025
	(unaudited)
ASSETS
Investment securities available for sale, at fair value	$7,343,161	$6,904,781
Residential loans, at fair value	4,788,939	4,358,175
Residential loans held for sale, at fair value	150,969	80,707
Multi-family loans, at fair value	36,868	55,476
Equity investments, at fair value	17,926	24,711
Cash and cash equivalents	262,360	210,333
Real estate, net	439,590	553,496
Goodwill	22,396	22,396
Other assets	461,966	428,772
Total Assets (1)	$13,524,175	$12,638,847
LIABILITIES AND EQUITY
Liabilities:
Repurchase agreements and warehouse facilities	$7,460,119	$6,753,417
Collateralized debt obligations ($3,463,270 at fair value and $328,681 at amortized cost, net as of September 30, 2026 and $3,148,157 at fair value and $363,645 at amortized cost, net as of December 31, 2025)	3,791,951	3,511,802
Senior unsecured notes ($434,607 at fair value as of September 30, 2026 and $260,852 at fair value and $99,585 at amortized cost, net as of December 31, 2025)	434,607	360,437
Subordinated debentures	45,000	45,000
Mortgages payable on real estate, net	274,923	332,131
Other liabilities	244,595	205,623
Total liabilities (1)	12,251,195	11,208,410

Commitments and Contingencies

Redeemable Non-Controlling Interest in Consolidated Variable Interest Entities	80	3,016

Stockholders' Equity:
Preferred stock, par value $0.01 per share, 200,000,000 shares authorized, 22,385,674 shares issued and outstanding ($559,642 aggregate liquidation preference)	540,472	540,472
Common stock, par value $0.01 per share, 200,000,000 shares authorized, 90,304,746 and 90,303,863 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	903	903
Additional paid-in capital	2,308,848	2,294,194
Accumulated deficit	(1,574,072)	(1,408,647)
Company's stockholders' equity	1,276,151	1,426,922
Non-controlling interests	(3,251)	499
Total equity	1,272,900	1,427,421
Total Liabilities and Equity	$13,524,175	$12,638,847
(1)Our condensed consolidated balance sheets include assets and liabilities of consolidated variable interest entities ("VIEs") as the Company is the primary beneficiary of these VIEs. As of September 30, 2026 and December 31, 2025, assets of consolidated VIEs totaled $4,441,415 and $4,367,560, respectively, and the liabilities of consolidated VIEs totaled $4,101,990 and $3,881,273, respectively.

ADAMAS TRUST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)
(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
NET INTEREST INCOME:
Interest income	$181,234	$160,633	$527,692	$431,268
Interest expense	132,437	124,047	380,275	325,137
Total net interest income	48,797	36,586	147,417	106,131

NET LOSS FROM REAL ESTATE:
Rental income	11,263	16,600	35,871	51,940
Other real estate income	1,995	2,504	5,972	8,457
Total income from real estate	13,258	19,104	41,843	60,397
Interest expense, mortgages payable on real estate	3,281	5,409	10,452	17,298
Depreciation expense	4,503	5,936	13,612	17,759
Other real estate expenses	8,235	11,637	25,430	34,466
Total expenses related to real estate	16,019	22,982	49,494	69,523
Total net loss from real estate	(2,761)	(3,878)	(7,651)	(9,126)

OTHER (LOSS) INCOME:
Realized losses, net	(6,063)	(5,610)	(29,703)	(50,481)
Unrealized (losses) gains, net	(471,875)	54,852	(542,942)	197,670
Gains (losses) on derivative instruments, net	298,961	(13,006)	435,565	(86,774)
Mortgage banking activities, net	10,856	14,103	42,394	14,103
(Loss) income from equity investments	(3,196)	(1,595)	(2,706)	567
Impairment of real estate	(98)	(1,619)	(2,489)	(9,437)
Other income	3,183	1,479	57,754	5,644
Total other (loss) income	(168,232)	48,604	(42,127)	71,292

GENERAL, ADMINISTRATIVE AND OPERATING EXPENSES:
General and administrative expenses	24,262	23,349	74,363	47,549
Portfolio operating expenses	5,835	6,747	18,400	21,307
Loan origination costs	4,198	3,788	13,070	3,788
Financing transaction costs	5,661	7,941	14,168	14,173
Total general, administrative and operating expenses	39,956	41,825	120,001	86,817

(LOSS) INCOME FROM OPERATIONS BEFORE INCOME TAXES	(162,152)	39,487	(22,362)	81,480
Income tax (benefit) expense	(22)	(298)	150	189

NET (LOSS) INCOME	(162,130)	39,785	(22,512)	81,291
Net loss (income) attributable to non-controlling interests	2,996	5,035	(32,840)	14,231
NET (LOSS) INCOME ATTRIBUTABLE TO COMPANY	(159,134)	44,820	(55,352)	95,522
Preferred stock dividends	(11,849)	(12,118)	(35,311)	(36,021)
NET (LOSS) INCOME ATTRIBUTABLE TO COMPANY'S COMMON STOCKHOLDERS	$(170,983)	$32,702	$(90,663)	$59,501

Basic (loss) earnings per common share	$(1.89)	$0.36	$(1.01)	$0.66
Diluted (loss) earnings per common share	$(1.89)	$0.36	$(1.01)	$0.65
Weighted average shares outstanding-basic	90,275	90,406	90,202	90,437
Weighted average shares outstanding-diluted	90,275	91,614	90,202	91,352

ADAMAS TRUST, INC. AND SUBSIDIARIES
SUMMARY OF QUARTERLY (LOSS) EARNINGS
(Dollar amounts in thousands, except per share data)
(unaudited)

	For the Three Months Ended
	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Interest income	$181,234	$174,393	$172,065	$170,680	$160,633
Interest expense	132,437	124,184	123,654	127,510	124,047
Total net interest income	48,797	50,209	48,411	43,170	36,586
Total net loss from real estate	(2,761)	(2,289)	(2,602)	(3,292)	(3,878)
Total other (loss) income	(168,232)	45,158	80,947	52,568	48,604
Total general, administrative and operating expenses	39,956	40,012	40,031	36,123	41,825
(Loss) income from operations before income taxes	(162,152)	53,066	86,725	56,323	39,487
Income tax (benefit) expense	(22)	13	159	(44)	(298)
Net (loss) income	(162,130)	53,053	86,566	56,367	39,785
Net loss (income) attributable to non-controlling interests	2,996	2,129	(37,965)	(2,840)	5,035
Net (loss) income attributable to Company	(159,134)	55,182	48,601	53,527	44,820
Preferred stock dividends	(11,849)	(11,758)	(11,704)	(11,922)	(12,118)
Net (loss) income attributable to Company's common stockholders	(170,983)	43,424	36,897	41,605	32,702

Basic (loss) earnings per common share	$(1.89)	$0.48	$0.41	$0.46	$0.36
Diluted (loss) earnings per common share	$(1.89)	$0.47	$0.40	$0.45	$0.36
Weighted average shares outstanding - basic	90,275	89,979	90,353	90,399	90,406
Weighted average shares outstanding - diluted	90,275	92,348	92,060	91,986	91,614

Yield on average interest earning assets (1)	5.95%	6.03%	6.07%	6.23%	6.34%
Net interest spread (1)	1.40%	1.48%	1.44%	1.53%	1.51%
Earnings available for distribution attributable to Company's common stockholders (1)	$26,965	$27,127	$26,423	$20,414	$21,991
Earnings available for distribution per common share - basic (1)	$0.30	$0.30	$0.29	$0.23	$0.24
Book value per common share	$7.93	$10.16	$9.98	$9.60	$9.20
Adjusted book value per common share (1)	$8.88	$11.05	$10.80	$10.63	$10.38

Dividends declared per common share	$0.30	$0.27	$0.23	$0.23	$0.23
Dividends declared per preferred share on Series D Preferred Stock	$0.50	$0.50	$0.50	$0.50	$0.50
Dividends declared per preferred share on Series E Preferred Stock	$0.67	$0.65	$0.65	$0.68	$0.70
Dividends declared per preferred share on Series F Preferred Stock	$0.43	$0.43	$0.43	$0.43	$0.43
Dividends declared per preferred share on Series G Preferred Stock	$0.44	$0.44	$0.44	$0.44	$0.44

(1)Represents a non-GAAP financial measure. A reconciliation of the Company's non-GAAP financial measures to their most directly comparable GAAP measure is included below in "Reconciliation of Financial Information."

Reconciliation of Financial Information

Non-GAAP Financial Measures

In addition to the results presented in accordance with GAAP, this press release includes certain non-GAAP financial measures, including adjusted interest income, adjusted interest expense, adjusted net interest income (loss), yield on average interest earning assets, average financing cost, net interest spread, earnings available for distribution, adjusted book value per common share, Company Economic Recourse Leverage Ratio and Portfolio Economic Recourse Leverage Ratio. Our management team believes that these non-GAAP financial measures, when considered with our GAAP financial statements, provide supplemental information useful for investors as it enables them to evaluate our current performance and trends using the metrics that management uses to operate our business. Our presentation of non-GAAP financial measures may not be comparable to similarly-titled measures of other companies, who may use different calculations. Because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. Our GAAP financial results and the reconciliations of the non-GAAP financial measures included in this press release to the most directly comparable financial measures prepared in accordance with GAAP should be carefully evaluated.

Adjusted Net Interest Income (Loss) and Net Interest Spread

Financial results for the Company during a given period include the net interest income earned on our investments, such as residential loans, residential loans held for sale, investment securities and Mezzanine Lending investments, where the risks and payment characteristics are equivalent to and accounted for as loans (collectively, our “interest earning assets”). Adjusted net interest income (loss) and net interest spread (both supplemental non-GAAP financial measures) are impacted by factors such as our cost of financing, including our hedging costs, and the interest rate that our investments bear. Furthermore, the amount of premium or discount paid on purchased investments and the prepayment rates on investments will impact adjusted net interest income (loss) as such factors will be amortized over the expected term of such investments.

We provide the following non-GAAP financial measures, in total and by investment category, for the respective periods:

•adjusted interest income – calculated as our GAAP interest income reduced by the interest expense recognized on Consolidated SLST CDOs and adjusted to include implied interest income from TBA dollar roll transactions (calculated using the yield to maturity at trade date for each TBA dollar roll position),
•adjusted interest expense – calculated as our GAAP interest expense reduced by the interest expense recognized on Consolidated SLST CDOs and adjusted to include the net interest component of interest rate swaps and implied financing cost of TBA dollar roll transactions (representing the difference between implied interest income from TBA dollar roll transactions and TBA dollar roll income),
•adjusted net interest income (loss) – calculated by subtracting adjusted interest expense from adjusted interest income,
•yield on average interest earning assets – calculated as the quotient of our adjusted interest income and our average interest earning assets, including the cost basis of outstanding TBA dollar roll transactions and excluding all Consolidated SLST assets other than those securities owned by the Company,
•average financing cost – calculated as the quotient of our adjusted interest expense and the average outstanding balance of our interest bearing liabilities, including the cost basis of outstanding TBA dollar roll transactions and excluding Consolidated SLST CDOs and mortgages payable on real estate, and
•net interest spread – calculated as the difference between our yield on average interest earning assets and our average financing cost.

These measures remove the impact of Consolidated SLST that we consolidate in accordance with GAAP and include both the net interest component of interest rate swaps utilized to hedge the variable cash flows associated with our variable-rate borrowings and dollar roll income associated with TBAs, which are included in gains (losses) on derivative instruments, net in the Company's condensed consolidated statements of operations. With respect to Consolidated SLST, we only include the interest income earned by the Consolidated SLST securities that are actually owned by the Company as the Company only receives income or absorbs losses related to the Consolidated SLST securities actually owned by the Company. We include the net interest component of interest rate swaps in these measures to more fully represent the cost of our financing strategy. We include TBA dollar roll income as it represents the economic equivalent of net interest income on the underlying Agency RMBS over the TBA dollar roll period (implied interest income less implied financing cost).

We provide the non-GAAP financial measures listed above because we believe these non-GAAP financial measures provide investors and management with additional detail and enhance their understanding of our interest earning asset yields, in total and by investment category, relative to the cost of our financing and the underlying trends within our portfolio of interest earning assets. In addition to the foregoing, our management team uses these measures to assess, among other things, the performance of our interest earning assets in total and by asset, possible cash flows from our interest earning assets in total and by asset, our ability to finance or borrow against the asset and the terms of such financing and the composition of our portfolio of interest earning assets, including acquisition and disposition determinations.

A reconciliation of GAAP interest income to adjusted interest income, GAAP interest expense to adjusted interest expense and GAAP total net interest income (loss) to adjusted net interest income (loss) for the three months ended as of the dates indicated is presented below (dollar amounts in thousands):

	September 30, 2026
	Agency	Single-Family Credit	Multi-Family Credit	Corporate/Other	Total
GAAP interest income	$94,857	$79,820	$1,175	$5,382	$181,234
GAAP interest expense	(59,435)	(58,328)	—	(14,674)	(132,437)
GAAP total net interest income (loss)	$35,422	$21,492	$1,175	$(9,292)	$48,797

GAAP interest income	$94,857	$79,820	$1,175	$5,382	$181,234
Adjusted for:
Consolidated SLST CDO interest expense	—	(10,705)	—	—	(10,705)
Implied interest income from TBA dollar roll transactions	12,298	—	—	—	12,298
Adjusted interest income	$107,155	$69,115	$1,175	$5,382	$182,827

GAAP interest expense	$(59,435)	$(58,328)	$—	$(14,674)	$(132,437)
Adjusted for:
Consolidated SLST CDO interest expense	—	10,705	—	—	10,705
Net interest component of interest rate swaps	(720)	(188)	—	(999)	(1,907)
Implied financing cost of TBA dollar roll transactions	(7,695)	—	—	—	(7,695)
Adjusted interest expense	$(67,850)	$(47,811)	$—	$(15,673)	$(131,334)

Adjusted net interest income (loss) (1)	$39,305	$21,304	$1,175	$(10,291)	$51,493

	June 30, 2026
	Agency	Single-Family Credit	Multi-Family Credit	Corporate/Other	Total
GAAP interest income	$92,911	$75,734	$1,714	$4,034	$174,393
GAAP interest expense	(56,683)	(55,199)	—	(12,302)	(124,184)
GAAP total net interest income (loss)	$36,228	$20,535	$1,714	$(8,268)	$50,209

GAAP interest income	$92,911	$75,734	$1,714	$4,034	$174,393
Adjusted for:
Consolidated SLST CDO interest expense	—	(10,964)	—	—	(10,964)
Implied interest income from TBA dollar roll transactions	3,945	—	—	—	3,945
Adjusted interest income	$96,856	$64,770	$1,714	$4,034	$167,374

GAAP interest expense	$(56,683)	$(55,199)	$—	$(12,302)	$(124,184)
Adjusted for:
Consolidated SLST CDO interest expense	—	10,964	—	—	10,964
Net interest component of interest rate swaps	(1,099)	(42)	—	(542)	(1,683)
Implied financing cost of TBA dollar roll transactions	(2,197)	—	—	—	(2,197)
Adjusted interest expense	$(59,979)	$(44,277)	$—	$(12,844)	$(117,100)

Adjusted net interest income (loss) (1)	$36,877	$20,493	$1,714	$(8,810)	$50,274

	March 31, 2026
	Agency	Single-Family Credit	Multi-Family Credit	Corporate/Other	Total
GAAP interest income	$93,955	$73,457	$1,654	$2,999	$172,065
GAAP interest expense	(58,596)	(53,206)	—	(11,852)	(123,654)
GAAP total net interest income (loss)	$35,359	$20,251	$1,654	$(8,853)	$48,411

GAAP interest income	$93,955	$73,457	$1,654	$2,999	$172,065
Adjusted for:
Consolidated SLST CDO interest expense	—	(11,120)	—	—	(11,120)
Implied interest income from TBA dollar roll transactions	1,000	—	—	—	1,000
Adjusted interest income	$94,955	$62,337	$1,654	$2,999	$161,945

GAAP interest expense	$(58,596)	$(53,206)	$—	$(11,852)	$(123,654)
Adjusted for:
Consolidated SLST CDO interest expense	—	11,120	—	—	11,120
Net interest component of interest rate swaps	(381)	11	—	(162)	(532)
Implied financing cost of TBA dollar roll transactions	(713)	—	—	—	(713)
Adjusted interest expense	$(59,690)	$(42,075)	$—	$(12,014)	$(113,779)

Adjusted net interest income (loss) (1)	$35,265	$20,262	$1,654	$(9,015)	$48,166

	December 31, 2025
	Agency	Single-Family Credit	Multi-Family Credit	Corporate/Other	Total
GAAP interest income	$94,743	$71,700	$1,711	$2,526	$170,680
GAAP interest expense	(63,766)	(52,710)	—	(11,034)	(127,510)
GAAP total net interest income (loss)	$30,977	$18,990	$1,711	$(8,508)	$43,170

GAAP interest income	$94,743	$71,700	$1,711	$2,526	$170,680
Adjusted for:
Consolidated SLST CDO interest expense	—	(10,955)	—	—	(10,955)
Implied interest income from TBA dollar roll transactions	154	—	—	—	154
Adjusted interest income	$94,897	$60,745	$1,711	$2,526	$159,879

GAAP interest expense	$(63,766)	$(52,710)	$—	$(11,034)	$(127,510)
Adjusted for:
Consolidated SLST CDO interest expense	—	10,955	—	—	10,955
Net interest component of interest rate swaps	2,904	105	—	156	3,165
Implied financing cost of TBA dollar roll transactions	(142)	—	—	—	(142)
Adjusted interest expense	$(61,004)	$(41,650)	$—	$(10,878)	$(113,532)

Adjusted net interest income (loss) (1)	$33,893	$19,095	$1,711	$(8,352)	$46,347

	September 30, 2025
	Agency	Single-Family Credit	Multi-Family Credit	Corporate/Other	Total
GAAP interest income	$85,975	$70,504	$2,124	$2,030	$160,633
GAAP interest expense	(60,472)	(53,080)	—	(10,495)	(124,047)
GAAP total net interest income (loss)	$25,503	$17,424	$2,124	$(8,465)	$36,586

GAAP interest income	$85,975	$70,504	$2,124	$2,030	$160,633
Adjusted for:
Consolidated SLST CDO interest expense	—	(11,199)	—	—	(11,199)
Implied interest income from TBA dollar roll transactions	397	—	—	—	397
Adjusted interest income	$86,372	$59,305	$2,124	$2,030	$149,831

GAAP interest expense	$(60,472)	$(53,080)	$—	$(10,495)	$(124,047)
Adjusted for:
Consolidated SLST CDO interest expense	—	11,199	—	—	11,199
Net interest component of interest rate swaps	5,204	504	—	392	6,100
Implied financing cost of TBA dollar roll transactions	(331)	—	—	—	(331)
Adjusted interest expense	$(55,599)	$(41,377)	$—	$(10,103)	$(107,079)

Adjusted net interest income (loss) (1)	$30,773	$17,928	$2,124	$(8,073)	$42,752
(1)Adjusted net interest income (loss) is calculated by subtracting adjusted interest expense from adjusted interest income.

Earnings Available for Distribution

Earnings available for distribution attributable to Company's common stockholders ("EAD") (and by calculation, EAD per common share) is a supplemental non-GAAP financial measure comparable to GAAP net income (loss) attributable to Company's common stockholders. EAD is defined as GAAP net income (loss) attributable to Company's common stockholders excluding (a) realized and unrealized gains (losses) on our investment portfolio, (b) gains (losses) on derivative instruments (excluding the net interest component of interest rate swaps and TBA dollar roll income), (c) impairment of real estate, (d) other non-recurring gains (losses), (e) depreciation of operating real estate, (f) non-cash expenses, (g) financing transaction costs, (h) non-recurring restructuring and transaction expenses, (i) the income tax effect of non-EAD income (loss) items and (j) EAD adjustments attributable to non-controlling interests.

We believe EAD provides management, analysts and investors with additional details regarding our underlying operating results and investment trends by excluding certain unrealized, non-cash or non-recurring components of GAAP net income (loss) in order to provide additional transparency into our operating performance. In addition, EAD serves as a useful indicator for investors in evaluating our performance and facilitates comparisons to industry peers and from period to period. EAD should not be utilized in isolation, nor should it be considered as a substitute for or superior to GAAP net income (loss) attributable to Company's common stockholders or GAAP net income (loss) attributable to Company's common stockholders per basic share. Our presentation of EAD may not be comparable to similarly-titled measures of other companies, who may use different calculations. We may add additional reconciling items to our EAD calculation as appropriate.

We view EAD as one measure of our ability to generate income for distribution to common stockholders. EAD is one factor, but not the exclusive factor, that our Board of Directors uses to determine the amount, if any, of dividends on our common stock. Other factors that our Board of Directors may consider when determining the amount, if any, of dividends on our common stock include, among others, our earnings and financial condition, capital requirements, maintenance of our REIT qualification, restrictions on making distributions under Maryland law and such other factors as our Board of Directors deems relevant. EAD should not be considered as an indication of our REIT taxable income, a guaranty of our ability to pay dividends, or as a proxy for the amount of dividends we may pay, as EAD excludes certain items that impact our liquidity.

A reconciliation of GAAP net (loss) income attributable to Company's common stockholders to EAD for the respective periods ended is presented below (amounts in thousands, except per share data):

	For the Three Months Ended
	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
GAAP net (loss) income attributable to Company's common stockholders	$(170,983)	$43,424	$36,897	$41,605	$32,702
Adjustments:
Realized losses, net	6,063	12,960	10,680	14,947	5,610
Unrealized losses (gains), net	471,875	8,499	62,568	(19,726)	(54,852)
(Gains) losses on derivative instruments, net (1)	(296,265)	(48,724)	(88,059)	(25,294)	19,172
Unrealized losses, net on equity investments (2)	3,653	1,020	46	4,505	2,860
Impairment of real estate	98	161	2,231	330	1,619
Other losses (gains) (3)	177	150	(50,266)	(8,691)	358
Depreciation of operating real estate	4,503	4,486	4,623	5,366	5,936
Non-cash expenses (4)	3,280	3,294	3,157	3,096	2,961
Financing transaction costs	5,661	3,125	5,382	—	7,941
Restructuring and transaction expenses (5)	604	—	—	109	1,245
Income tax effect of adjustments	(42)	11	4	(75)	(336)
EAD adjustments attributable to non-controlling interests	(1,659)	(1,279)	39,160	4,242	(3,225)
Earnings available for distribution attributable to Company's common stockholders	$26,965	$27,127	$26,423	$20,414	$21,991

Weighted average shares outstanding - basic	90,275	89,979	90,353	90,399	90,406
GAAP net (loss) income attributable to Company's common stockholders per common share - basic	$(1.89)	$0.48	$0.41	$0.46	$0.36
EAD per common share - basic	$0.30	$0.30	$0.29	$0.23	$0.24

(1)Excludes net interest expense of interest rate swaps of approximately $1.9 million, $1.7 million and $0.5 million for the three months ended September 30, 2026, June 30, 2026 and March 31, 2026, respectively, and net interest benefit of interest rate swaps of approximately $3.2 million and $6.1 million for the three months ended December 31, 2025 and September 30, 2025, respectively. Also excludes TBA dollar roll income of approximately $4.6 million, $1.7 million, $0.3 million, $12.0 thousand and $66.2 thousand for the three months ended September 30, 2026, June 30, 2026, March 31, 2026, December 31, 2025 and September 30, 2025, respectively.
(2)Included in (loss) income from equity investments on the Company's condensed consolidated statements of operations.
(3)Primarily includes non-recurring items such as gains (losses) on sales of real estate, gains (losses) on extinguishment of debt, Mezzanine Lending premiums resulting from early redemption, property loss insurance proceeds and provision for uncollectible receivables.
(4)Includes stock-based compensation and intangible asset amortization.
(5)Includes non-recurring expenses such as restructuring expenses and transaction expenses related to our acquisition of Constructive, professional fees incurred related to our name change and other non-recurring transaction expenses.

Adjusted Book Value Per Common Share

Adjusted book value per common share is a supplemental non-GAAP financial measure calculated by making the following adjustments to GAAP book value: (i) exclude the Company's share of cumulative depreciation and lease intangible amortization expenses related to real estate held at the end of the period for which an impairment has not been recognized, (ii) exclude the cumulative adjustment of redeemable non-controlling interests to estimated redemption value and (iii) adjust our amortized cost liabilities that finance our investments to fair value.

Our rental property portfolio includes, or has included, fee simple interests in single-family rental homes and joint venture equity interests and a cross-collateralized mezzanine lending investment in multi-family properties owned by Consolidated Real Estate VIEs. By excluding our share of cumulative non-cash depreciation and amortization expenses related to real estate held at the end of the period for which an impairment has not been recognized, adjusted book value reflects the value, at their undepreciated basis, of our single-family rental properties, joint venture equity investments and cross-collateralized mezzanine lending investment that the Company has determined to be recoverable at the end of the period.

Additionally, in connection with third party ownership of certain of the non-controlling interests in an entity in which we maintain our cross-collateralized mezzanine lending investment, we record redeemable non-controlling interests as mezzanine equity on our condensed consolidated balance sheets. The holders of the redeemable non-controlling interests may elect to sell their ownership interests to us at fair value once a year, subject to annual minimum and maximum amount limitations, resulting in an adjustment of the redeemable non-controlling interests to fair value that is accounted for by us as an equity transaction in accordance with GAAP. A key component of the estimation of fair value of the redeemable non-controlling interests is the estimated fair value of the multi-family apartment properties held by the entity in which we maintain our cross-collateralized mezzanine lending investment. However, because the corresponding real estate assets are not reported at fair value and thus not adjusted to reflect unrealized gains or losses in our condensed consolidated financial statements, the cumulative adjustment of the redeemable non-controlling interests to fair value directly affects our GAAP book value. By excluding the cumulative adjustment of redeemable non-controlling interests to estimated redemption value, adjusted book value more closely aligns the accounting treatment applied to these real estate assets and reflects our cross-collateralized mezzanine lending investment at its undepreciated basis.

The substantial majority of our remaining assets are financial or similar instruments that are carried at fair value in accordance with the fair value option in our condensed consolidated financial statements. However, unlike our use of the fair value option for these assets, certain CDOs issued by our residential loan securitizations, certain senior unsecured notes and subordinated debentures that finance our investments are, or were, carried at amortized cost in our condensed consolidated financial statements. By adjusting these financing instruments to fair value, adjusted book value reflects the Company's net equity in investments on a comparable fair value basis.

We believe that the presentation of adjusted book value per common share provides a useful measure for investors and us as it provides a consistent measure of our value, allows management to effectively consider our financial position and facilitates the comparison of our financial performance to that of our peers.

A reconciliation of GAAP book value to adjusted book value and calculation of adjusted book value per common share as of the dates indicated is presented below (amounts in thousands, except per share data):

	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Company's stockholders' equity	$1,276,151	$1,472,463	$1,456,461	$1,426,922	$1,390,777
Preferred stock liquidation preference	(559,642)	(559,642)	(559,642)	(559,642)	(559,642)
GAAP book value	716,509	912,821	896,819	867,280	831,135
Add:
Cumulative depreciation expense on real estate (1)	27,957	26,516	24,751	26,864	26,357
Cumulative amortization of lease intangibles related to real estate (1)	3,794	3,794	3,794	4,106	4,620
Cumulative adjustment of redeemable non-controlling interest to estimated redemption value	32,448	28,225	23,304	42,222	54,782
Adjustment of amortized cost liabilities to fair value	20,858	21,649	22,257	19,202	20,481
Adjusted book value	$801,566	$993,005	$970,925	$959,674	$937,375

Common shares outstanding	90,305	89,880	89,861	90,304	90,308
GAAP book value per common share (2)	$7.93	$10.16	$9.98	$9.60	$9.20
Adjusted book value per common share (3)	$8.88	$11.05	$10.80	$10.63	$10.38

(1)Represents cumulative adjustments for the Company's share of depreciation expense and amortization of lease intangibles related to real estate held as of the end of the period presented for which an impairment has not been recognized.
(2)GAAP book value per common share is calculated using the GAAP book value and the common shares outstanding for the periods indicated.
(3)Adjusted book value per common share is calculated using the adjusted book value and the common shares outstanding for the periods indicated.

Company Economic Recourse Leverage Ratio and Portfolio Economic Recourse Leverage Ratio

We use equity and financing to invest in our target assets, earning the spread between the yield on our assets and the cost of our borrowings. Our primary measures of leverage are our Company Economic Recourse Leverage Ratio and Portfolio Economic Recourse Leverage Ratio.

Company Economic Recourse Leverage Ratio represents the Company's total outstanding recourse repurchase agreement and warehouse facility financing, subordinated debentures, senior unsecured notes and the cost basis of net outstanding TBAs, to the extent applicable, divided by the Company's total stockholders' equity. Company Economic Recourse Leverage Ratio does not include collateralized debt obligations and mortgages payable on real estate as they are non-recourse debt.

Portfolio Economic Recourse Leverage Ratio represents the Company's outstanding recourse repurchase agreement and warehouse facility financing and the cost basis of net outstanding TBAs, to the extent applicable, divided by the Company's total stockholders' equity.

We include the cost basis of our net outstanding TBA position in our measures of leverage because a forward contract to acquire Agency RMBS in the TBA market carries similar risks to Agency RMBS purchased in the cash market and funded with on-balance sheet liabilities. Similarly, a TBA contract for the forward sale of Agency RMBS has substantially the same effect as selling the underlying Agency RMBS and reducing our on-balance sheet funding commitments. We believe that the presentation of our Company Economic Recourse Leverage Ratio and Portfolio Economic Recourse Leverage Ratio provides useful information to investors because such measures reflect the economic leverage of our Company and our portfolio by including the leverage effect of TBA transactions as if they were Agency RMBS purchases or sales in the cash market funded on balance sheet. As of September 30, 2026, we held a net short TBA position, and the cost basis of that position reduced our Company Economic Recourse Leverage Ratio and Portfolio Economic Recourse Leverage Ratio.

The following table presents a summary of our leverage ratios as of the dates indicated (dollar amounts in thousands):

	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Total GAAP debt	$12,006,600	$11,316,556	$11,148,641	$11,002,787	$10,823,143
Less non-recourse debt:
Collateralized debt obligations	(3,791,951)	(3,581,856)	(3,468,944)	(3,511,802)	(3,577,459)
Mortgages payable on real estate, net	(274,923)	(274,940)	(276,032)	(332,131)	(362,747)
Plus (less):
Net cost basis of outstanding TBAs	(1,839,293)	662,984	149,413	—	30,764
Company economic recourse debt	$6,100,433	$8,122,744	$7,553,078	$7,158,854	$6,913,701
Total Company's stockholders' equity	$1,276,151	$1,472,463	$1,456,461	$1,426,922	$1,390,777

Company Economic Recourse Leverage Ratio	4.8x	5.5x	5.2x	5.0x	5.0x

Repurchase agreements and warehouse facilities	$7,460,119	$7,067,223	$7,019,017	$6,753,417	$6,481,072
Plus (less):
Net cost basis of outstanding TBAs	(1,839,293)	662,984	149,413	—	30,764
Portfolio economic recourse debt	$5,620,826	$7,730,207	$7,168,430	$6,753,417	$6,511,836
Total Company's stockholders' equity	$1,276,151	$1,472,463	$1,456,461	$1,426,922	$1,390,777

Portfolio Economic Recourse Leverage Ratio	4.4x	5.2x	4.9x	4.7x	4.7x

Equity Investments in Multi-Family Entities

We own, and have owned, a cross-collateralized mezzanine lending and joint venture equity investments in entities that own multi-family properties. We determined that these entities are VIEs and that we are or were the primary beneficiary of these VIEs, resulting in consolidation of the VIEs, including their assets, liabilities, income and expenses, in our condensed consolidated financial statements with non-controlling interests for the third-party ownership of the entities' membership interests.

We also own a preferred equity investment in a VIE that owns a multi-family property and for which, as of September 30, 2026, the Company is the primary beneficiary, resulting in consolidation of the assets, liabilities, income and expenses of the VIE in our condensed consolidated financial statements with a non-controlling interest for the third-party ownership of the VIE's membership interests.

A reconciliation of our net equity investments in consolidated multi-family properties to our condensed consolidated financial statements as of September 30, 2026 is shown below (dollar amounts in thousands):

Cash and cash equivalents	$3,718
Real estate, net	338,243
Other assets	12,457
Total assets	$354,418

Mortgages payable on real estate, net	$274,923
Other liabilities	8,236
Total liabilities	$283,159

Redeemable non-controlling interest in Consolidated VIEs	$80
Less: Cumulative adjustment of redeemable non-controlling interest to estimated redemption value	(32,448)
Non-controlling interest in Consolidated VIEs	(3,376)
Net equity investment in consolidated multi-family properties	$107,003